AXCAN DIOMED PDT LASER DEVELOPMENT AND SUPPLY AGREEMENT

                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION ...................................................  1
  1.1 Definitions ..........................................................  1
  1.2 Entire Agreement .....................................................  3
  1.3 Governing Law ........................................................  3

ARTICLE 2 DEVELOPMENT ......................................................  4
  2.1 Development Commitment ...............................................  4
  2.2 Development of the Laser .............................................  4

ARTICLE 3 PROMOTION OF PDT .................................................  4
  3.1 Cooperation ..........................................................  4
  3.2 CME participation ....................................................  4
  3.3 Joint efforts ........................................................  4

ARTICLE 4 MARKETING AND SALES OF LASERS ....................................  4
  4.1 Forecast .............................................................  4
  4.2 Reasonable Efforts to Market .........................................  4
  4.3 Commercial Obligations ...............................................  5
  4.4 Allocation of Manufacturing Resources ................................  5
  4.5 Notice of Delays .....................................................  5
  4.6 Sales to AXCAN .......................................................  5
  4.7 Reductions in Manufacturing Costs ....................................  6
  4.8 AXCAN's Exclusivity ..................................................  6
  4.9 DIOMED's Exclusivity .................................................  7

ARTICLE 5 LEGAL AND REGULATORY MATTERS; AUDIT ..............................  7
  5.1 Regulatory Approval ..................................................  7
  5.2 Compliance with Laws .................................................  7
  5.3 Audit of Facilities ..................................................  7
  5.4 Adverse Reports ......................................................  7
  5.5 Government Body and Other Inquiries ..................................  8
  5.6 Recalls ..............................................................  8
  5.7 Recall Procedure .....................................................  8
  5.8 Costs ................................................................  8

ARTICLE 6 INTELLECTUAL PROPERTY ............................................  8
  6.1 Title ................................................................  8
  6.2 Confidentiality ......................................................  9

ARTICLE 7 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION ..................  9
  7.1 DIOMED's Representations and Warranties ..............................  9
  7.2 No Other Warranties ..................................................  9
  7.3 NO CONSEQUENTIAL DAMAGES .............................................  9
  7.4 Indemnification ...................................................... 10
  7.5 Insurance ............................................................ 10

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ARTICLE 8 SECURITY OF SUPPLY ............................................... 10
  8.1 Security of Supply ................................................... 10
  8.2 Annual Financial Due Diligence ....................................... 10
  8.3 Plan for Resumption on Interruption of Supply ........................ 11
  8.4 Escrow of IP ......................................................... 11

ARTICLE 9 TERM ............................................................. 11
  9.1 Initial Term ......................................................... 11
  9.2 Renewal Terms ........................................................ 11

ARTICLE 10 TERMINATION ..................................................... 11
  10.1 Events of Termination ............................................... 11
  10.2 Consequences of Termination or Expiry in Any Event .................. 12
  10.3 Consequences of Termination for DIOMED's Default .................... 12
  10.4 Survival of Obligations ............................................. 13

ARTICLE 11 GENERAL PROVISIONS .............................................. 13
  11.1 Amendment ........................................................... 13
  11.2 Arbitration ......................................................... 13
  11.3 Assignment .......................................................... 14
  11.4 Counterparts; Facsimile ............................................. 14
  11.5 Enurement ........................................................... 14
  11.6 Force Majeure ....................................................... 14
  11.7 Independent Contractors ............................................. 14
  11.8 Media Announcements ................................................. 14
  11.9 Notice .............................................................. 15
  11.10 Severability ....................................................... 15
  11.11 Waiver ............................................................. 15
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           AXCAN QLT DIOMED PDT LASER DEVELOPMENT AND SUPPLY AGREEMENT

THIS AGREEMENT is entered into effective as of the 1st day of August, 2000 (the "Effective Date") between DIOMED INC. ("DIOMED"), a Delaware corporation having an office at 23 Main Street, Suite 240, Andover, MA 01810, USA and YELLOWGATE LIMITED (SUCH NAME TO BE CHANGED TO ACAN PHARMA (IRELAND) LIMITED; HEREINAFTER REFERRED TO AS"AXCAN"), a Quebec company having an office at 597 boul Laurier, Mont-Saint-Hilaire, QC, J3H 6C4

WHEREAS

A. QLT (as defined hereafter) and Diomed entered into a PDT Laser Development and Supply Agreement dated February 22, 2000 ("QLT AGREEMENT") for use with Photofrin;

B. AXCAN is a leader in the field of gastroenterology and has purchased Photofrin(R) from QLT;

C. DIOMED is a leader in the development of medical diode laser systems, and is developing a new compact laser to be used in combination with Photofrin(R);

D. QLT and DIOMED have, subject to the conclusion of this Agreement, agreed to terminate the QLT Agreement;

E. AXCAN and DIOMED have agreed to work together to continue the development of the Laser and to get the Laser approved for use with PHOTOFRIN, for the existing approved oncology indications transferred to AXCAN by QLT;

F. QLT has licensed or sublicensed certain intellectual property related to fiber optic technology pertaining to or used in connection with the Laser and

G. DIOMED and AXCAN wish to cooperate in the marketing of PDT with PHOTOFRIN and DIOMED's T2USA laser or its equivalent in the Agreed Territories;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                            ARTICLE I INTERPRETATION

1.1  Definitions

The following capitalized terms shall have the following meanings in this
Agreement:

     1.1.1  "$" means United States Dollars.

     1.1.2 "Affiliate" means any corporation or business entity controlled by, controlling or under common control with a party, and "control" or "control interest" shall mean direct or indirect beneficial ownership of 50% or more of the voting stock of, or a 50% or greater interest in the income of, such corporation or other business entity, or such other relationship as, in fact constitutes actual control.

     1.1.3  "Agreed Territories" means worldwide excluding Japan.

     1.1.4  "AXCAN Indemnified Parties" has the meaning set out in Section 7.4.

     1.1.5 "AXCAN Pharmaceutical Partners" means pharmaceutical companies designated by AXCAN to DIOMED from time to time as such.
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     1.1.6  "Business Day" means a day that is not a Saturday or a Sunday or a statutory holiday in either Massachusetts or Quebec.

     1.1.7 "Clinical Trials" means any research or clinical trial, including trials pre- and post- regulatory approval, which include Phase IV trials, and any trial in which AXCAN and/or, AXCAN Pharmaceutical Partners provide AXCAN's Photosensitizers at no cost to the End User.

     1.1.8  "Confidential Information" has the meaning set out in Article 6.2.

     1.1.9 "End User" means any individual or institution which administers AXCAN's Photosensitizers to patients.

     1.1.10 "EPI" means Epitaxial Products International Limited, a company registered in England located at Pascal Close, Cypress Drive, St Mellons, Cardiff, CF3 OEG UK.

     1.1.11 "FDA" means the United States Food and Drug Administration and any successor thereto.

     1.1.12 "Fully Burdened Manufacturing Cost" means direct material costs, direct labor costs and reasonable manufacturing and administrative (but excluding marketing and sales) overhead costs, with such overhead costs determined in accordance with US Generally Accepted Accounting Principles ("USGAAP")

     1.1.13 "HPD" means HPD, a New Jersey corporation located at 1200A Airport Road, North Brunswick, NJ 08902, USA.

     1.1.14 "Intellectual Property" shall mean anything that is protected by any patents, trademarks, copyrights, trade secrets, know-how and all other intellectual and industrial property rights whatsoever and worldwide (whether registered or unregistered and including rights in any application for any of the foregoing)

     1.1.15 "Initial Term" has the meaning set out in Section 9.1.

     1.1.16 "Key Components" means EPI'S wafer and FWD's laser diode, which are elements of the Laser.

     1.1.17 "Laser" means the DIOMED T2USA laser and its DIOMED equivalent for sale in jurisdictions other than the United States incorporating the HPD 630nm diode that is compatible with PHOTOFRIN.

     1.1.18 "Manufacturing" means any and all activities to acquire the Key Components and manufacture Lasers.

     1.1.19 "OEM Transfer Price" means in respect of each Laser and subject to
            Article 4.7, DIOMED's Fully Burdened Manufacturing Cost of such Laser plus 100% of same.

     1.1.20 "PDT" means the field of photodynamic therapy, that is, the emerging medical field that uses light-activated drugs and light in the diagnosis, treatment and prevention of cancer and other diseases.

     1.1.21 "PHOTOFRIN" shall mean a specific PDT drug bearing that name and owned by QLT.

     1.1.22 "Photosensitizer" means any compounds whose cytotoxic mechanism requires activation by the direct application of light, made by or for AXCAN or a AXCAN Pharmaceutical Partner, or any licensee, sublicensee or distributor of either of them.

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     1.1.23 "PMA" means a Premarket Approval Application under 21 C.F.R. 360(e)
            et seq. pursuant to the rules and policies of the FDA.

     1.1.24 "QLT" means collectively QLT Inc., a British Columbia company (formerly known as "QLT PhotoTherapeutics Inc.") having an office at 520 West 6th Avenue, Vancouver, British Columbia, Canada, V5Z 4H5 and QLT PhotoTherapeutics Inc., a Delaware Company.

     1.125 "QLT Agreement" has the meaning set out in preamble A of this Agreement.

     1.1.26 "Regulatory Authorities" means the FDA and the corresponding authorities in each applicable jurisdiction for which AXCAN informs DIOMED from time to time that the Lasers are to be marketed and sold in such jurisdiction, that have responsibility for any or all of the following:

            (a) the issuance of marketing authorizations for medical devices and/or drug device combinations; and

            (b) the monitoring of quality systems compliance and/or implementation and/or the ongoing surveillance of product safety, efficacy, or adverse events.

     1.1.27 "Recall" means (i) any action by Diomed or Axcan or any of their Affiliates to recover title to or possession of Lasers or Photofrin products sold or shipped to third parties and (ii) also includes the failure by Diomed or Axcan to sell or ship Lasers or Photofrin products to third parties which would have been subject to recall if it had been sold or shipped provided that (iii), in the case of Photofrin, it does not include trade returns from third parties for past due dates, mishandling in the deliveries, etc.

     1.1.28 "Renewal Term" has the meaning set out in Section 9.2.

     1.1.29 "Seriously Disrupted" in a territory means that AXCAN's Pharmaceutical Partner for that territory has ceased to market actively PHOTOFRIN in that territory.

     1.1.30 "Term" means the Initial Term and any Renewal Terms as defined in
            Article 9.

     1.1.31 "Transfer Price" means the OEM Transfer Price plus an increase to cover any marketing costs incurred pursuant to Article 4.2.

1.2  ENTIRE AGREEMENT

This Agreement supersedes all previous representations, warranties, dealings, agreements, understandings and expectations of the parties regarding the subject matter hereof, and there are no other representations, warranties, understandings, conditions, agreements, or expectations except as set out in herein.

1.3  GOVERNING LAW

This Agreement shall be deemed to have been entered into and shall be construed in accordance with the laws of the State of New York, provided that each party hereto waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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                              ARTICLE 2 DEVELOPMENT

2.1  DEVELOPMENT COMMITMENT

In any future agreed development programs DIOMED will use reasonable efforts to complete the programs in accordance with the jointly developed timelines.

2.2  DEVELOPMENT OF THE LASER

AXCAN wishes DIOMED to continue and DIOMED wishes to continue the development of and to enable 630 nm laser diodes that can be used in, among other things, the Laser. To do so, DIOMED will use commercially reasonable efforts to undertake, and cause EPI and HPD to undertake, the development activities contemplated by this development.

                           ARTICLE 3 PROMOTION OF PDT

3.1  COOPERATION

AXCAN and DIOMED agree to use economically reasonable efforts to cooperate in order to promote PDT.

3.2  CME PARTICIPATION

AXCAN and DIOMED agree to provide joint support for the satellite symposium on PDT held yearly during the International Course on Therapeutic Endoscopy in Toronto and will examine participation in other CME events.

3.3  JOINT EFFORTS

AXCAN and DIOMED further agree to use economically reasonable efforts to promote Photofrin-Laser combination therapy for G.I. indications pursuant to a marketing plan to be jointly developed as set out in section 4.2 below.

                     ARTICLE 4 MARKETING AND SALES OF LASERS

4.1  FORECAST

AXCAN shall, with respect to all Lasers, maintain and provide to DIOMED an annual non-binding forecast to be updated quarterly and a rolling six month forecasted demand for Lasers from AXCAN's Pharmaceutical Partners and End Users, such forecasts to be based on reasonable expectations of actual demand. Each six-month forecast shall be delivered to DIOMED at the beginning of a calendar quarter for the six-month period following the quarter in which the forecast is given. The first ninety (90) days of each rolling six-month forecast shall be binding on AXCAN and shall be non-binding thereafter. In the event that AXCAN does not order the number of Lasers included in the second forty-five (45) days of a ninety (90) day binding forecast, AXCAN agrees to pay DIOMED, within thirty
(30) days of receiving an invoice therefor, DIOMED's Fully Burdened Manufacturing Cost for the Lasers scheduled for delivery in such second forty-five (45) day period and diomed agrees to hold shipment of the Lasers until such time as AXCAN notifies DIOMED to do so.

4.2  REASONABLE EFFORTS TO MARKET

AXCAN and DIOMED will cooperate in developing a marketing plan which will detail each party's obligations.

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Subject to the above DIOMED shall make commercially reasonable efforts to market
Lasers with AXCAN's support in the Agreed Territories unless either (i) otherwise agreed in writing between DIOMED and AXCAN or (ii) the marketing of PHOTOFRIN in an Agreed Territory is Seriously Disrupted.

4.3  COMMERCIAL OBLIGATIONS

DIOMED shall, with respect to all Lasers:

     4.3.1 Use commercially reasonable efforts to meet in a timely manner the reasonably forecasted demand and actual sales demand therefor from AXCAN, AXCAN's Pharmaceutical Partners, DIOMED distributors and End Users, such that DIOMED shall ship reasonably forecasted Lasers:

           (a) on average on an annualized basis, within 90 days from receipt of an order, and

           (b) 95% of the time, on an annualized basis, within 120 days of receipt of any such order;

     4.3.2 accept all reasonable purchase orders for Lasers from AXCAN, AXCAN's Pharmaceutical Partners, DIOMED distributors and End Users and fill same within a reasonable time from the perspective of: (i) DIOMED, and (ii) such purchasers;

     4.3.3 sell Lasers to AXCAN and to AXCAN's Pharmaceutical Partners for use in any Clinical Trials at not more than the OEM Transfer Price of same.

4.4  ALLOCATION OF MANUFACTURING RESOURCES

Where DIOMED's inability to deliver Lasers is due to a shortage of production capacity caused by the allocation of such capacity to DIOMED's other customers, DIOMED shall allocate its production capacity among AXCAN, AXCAN's Pharmaceutical Partners, DIOMED distributors and End Users for Lasers and DIOMED's other customers on a reasonable pro rata basis based on AXCAN's and such other customers' forecasted production requirements for the then current six month period.

4.5  NOTICE OF DELAYS

Where possible, DIOMED shall provide to AXCAN prompt notice of any problems which have the potential to adversely affect the Manufacturing of any Lasers under this Agreement, or the timely delivery of same to AXCAN, AXCAN's Pharmaceutical Partners, DIOMED distributors and End Users for Lasers. Without limiting the generality of the foregoing, DIOMED shall provide to AXCAN at least six months prior written notice of any scheduled shutdown at any of its manufacturing facilities that may impact DIOMED's ability to Manufacture and timely deliver Lasers to AXCAN, AXCAN Pharmaceutical Partners, DIOMED distributors and End Users for Lasers under this Agreement.

4.6  SALES TO AXCAN

Excluding Lasers sold to AXCAN under Article 4.3.3, DIOMED will make commercial sales of Lasers on the terms set out in this Agreement to AXCAN. The terms of the sales to AXCAN shall be:

     4.6.1 AXCAN shall give DIOMED ninety (90) days notice of its desire to purchase Lasers at the Transfer Price and the jurisdictions in which AXCAN wishes to purchase the Lasers;

     4.6.2  DIOMED shall sell such Lasers to AXCAN at the Transfer Price;

     4.6.3  DIOMED shall give priority to AXCAN in the supply of such lasers;

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     4.6.4  Any End User supplied with such Lasers directly or indirectly by
            AXCAN will be eligible for all DIOMED product guarantees and warranties as if said End User had been supplied directly by DIOMED on DIOMED's standard terns for same;

     4.6.5 In those countries in which AXCAN is selling Lasers, at AXCAN's request, DIOMED shall drop ship freight collect Lasers purchased by AXCAN to the location and party specified by AXCAN, provided that AXCAN will specify no more than one location in each country at any time; and

     4.6.6 Except as expressly set out herein, DIOMED shall not discriminate among AXCAN, AXCAN's Pharmaceutical Partners and End Users and other purchasers of Lasers respecting shipping times or availability of Lasers.

4.7  REDUCTIONS IN MANUFACTURING COSTS

DIOMED will notify AXCAN of any new technologies or new manufacturing methods that could result or have resulted in reductions in the Fully Burdened Manufacturing Cost. Any reductions in Fully Burdened Manufacturing Cost achieved will be shared equally by the parties, and such sharing will be reflected in a modification to the OEM Transfer Price.

4.8  AXCAN'S EXCLUSIVITY

In recognition of DIOMED's financial commitment to the development of the Laser, AXCAN agrees to support, endorse and procure exclusively the Laser in the Agreed Territories to the exclusion of other diode laser systems that incorporate a 630nm laser diode in the field of PDT for oncology using PHOTOFRIN, for a period of five years following approval of the Laser from any regulatory authority in any jurisdiction of the Agreed Territories. The foregoing is subject to:

     4.8.1  DIOMED not being in breach of this Agreement;

     4.8.2 DIOMED being able to submit the documentation required by a regulatory authority for the approval of the Laser within a timeframe to be jointly agreed on by AXCAN and DIOMED;

     4.8.3 approval of the Laser by the Regulatory Authority is not withheld in the applicable jurisdiction of the Agreed Territories due to:

            (a) any failure of DIOMED to apply for and diligently pursue such approval within a reasonable period of time; or

            (b)  any failure of or deficiencies in DIOMED's quality systems;

     4.8.4 approval by the applicable Regulatory Authority of the Laser occurs within 18 months of the date of application for same;

     4.8.5 approval by the applicable Regulatory Authority of the first generation T2USA laser (or equivalent in jurisdiction of the Agreed Territories other than the United States) (incorporating an SDL laser diode) is not significantly delayed by deficiencies in DIOMED's quality systems identified in the FDA audit dated March 6/10 2000; and

     4.8.6 subject to Article 4.2 DIOMED can demonstrate that it is making reasonable efforts to market the Laser.

Further, DIOMED's period of exclusivity may be extended in a given Agreed Territory if marketing of PHOTOFRIN in that Territory is Seriously Disrupted during the initial three year period. Such period of extension shall equal the period of the disruption.

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If the sale of Laser is not authorized within the period set forth in subsection 4.8.4 or such authorization is suspended in a jurisdiction of the Agreed territories, AXCAN shall have the right to procure (and service) other lasers in such jurisdiction until such time when the Lasers are authorized for sale.

Notwithstanding the rest of this Article 4.8, AXCAN shall have no obligation to oblige any commercial customer or investigator to use a Laser.

4.9  DIOMED'S EXCLUSIVITY

During the period of exclusivity set out in Article 4.8, DIOMED shall not without AXCAN's prior approval:

     4.9.1 manufacture the Laser for any parties other than as provided for herein; or

     4.9.2 sell or otherwise dispose of any Laser except in accordance with the terms and conditions of this Agreement.

     4.9.3 replace the 630 nm diode with a diode that makes use of a different wavelength in any of the Lasers sold by DIOMED, AXCAN or AXCAN's Partners.

     4.9.4 exchange or replace the Laser with a laser equipped with a diode that makes use of a different wavelength.

     4.9.5 provided AXCAN makes an equity investment in DIOMED, manufacture or distribute Lasers for use as part of any PDT, PMA, MAA application for any gastrointestinal or hepatobiliary diagnostic, therapeutic or preventive indication except to AXCAN and DIOMED's current business partners (being Pharmacyclics, Dusa, QLT and Scotia) without the consent of AXCAN.

             ARTICLE 5 LEGAL AND REGULATORY MATTERS; AUDIT

5.1  REGULATORY APPROVALS

DIOMED confirms that it has obtained approval from the FDA. DIOMED and AXCAN will reasonably cooperate to obtain, when required in a jurisdiction of the Agreed Territories, the required approval from such other Regulatory Authority for the Laser.

5.2  COMPLIANCE WITH LAWS

In carrying out its obligations under this Agreement, DIOMED shall at all times comply with all applicable laws and obtain and maintain in effect all applicable licenses and permits respecting such obligations, including, without limitation, DIOMED shall produce the Laser in compliance with standards of the FDA, Europe Union Medical Device Directive and any other applicable Regulatory Authorities in the Agreed Territories.

5.3  AUDIT OF FACILITIES

DIOMED shall allow AXCAN to conduct QA audits of its manufacturing facility and applicable documents whenever AXCAN believes them to be necessary and with 15 days advance written notice. Any audit under this Article shall be conducted during regular business hours at a time and date mutually agreeable between the parties but no later than three (3) business days following the fifteen-day (15) period of the notice.

5.4  ADVERSE REPORTS

Each party shall promptly advise the other party and provide the other with a notice of any reports of unexpected side effects, adverse reactions or injury ("Adverse Reports") which have been brought to such party's attention at any place and which are alleged to have been caused by the Laser or Photofrin. Each party shall forward serious

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Adverse Reports and unexpected Adverse Reports without delay to the other party as soon as such reports come its attention.

5.5  GOVERNMENT BODY AND OTHER INQUIRIES

Upon being contacted by any governmental body in the Agreed Territories in connection with the Laser, Photofrin or any other matter which might reasonably be expected to affect the rights or obligations of the other party under this Agreement, the party so contacted shall immediately notify the other party. Each party, as appropriate, shall respond to all inquiries regarding the Lasers from governmental bodies throughout the Agreed Territories and the parties shall provide one another with reasonable assistance in this regard.

5.6  RECALLS

In the event that an event, incident or circumstance has occurred which may result in the need for a recall or other removal of one or more Lasers or Photofrin product from the market, the parties shall consult with each other with respect thereto as to the appropriate measures to be taken.

5.7  RECALL PROCEDURE

Prior to commencing any recall of Lasers, the parties shall review with one another the manner in which the recall is to be carried out and any instructions or suggestions of the applicable regulatory authorities. Diomed shall assume control of any recall procedure concerning the Lasers and Axcan shall reasonably assist (at Diomed's expenses) in any action taken pursuant to such recall. Axcan shall assume control of any recall procedure concerning Photofrin and Diomed shall reasonably assist (at Axcan's expense) in any action taken pursuant to such recall.

5.8  COSTS

Diomed shall pay all costs incurred in connection with any recall of Lasers throughout the Territory unless such recall is necessary due to a breach by Axcan of its obligations hereunder. Axcan shall pay all costs incurred in connection with any recall of Photofrin throughout the Territory unless such recall is due to a breach by Diomed of its obligations hereunder.

                         ARTICLE 6 INTELLECTUAL PROPERTY

6.1  TITLE

Subject to the terms of this Agreement:

     6.1.1 Any inventions owned by DIOMED prior to the effective date of this Agreement or licensed or sublicensed from QLT since that date, or invented solely by DIOMED under this Agreement, and all the work product arising from any development carried out by DIOMED shall be solely owned by DIOMED.

     6.1.2 Any inventions owned by AXCAN prior to the effective date of this Agreement, or invented solely by AXCAN under this Agreement, and the work product arising from any development carried out by AXCAN shall be solely owned by AXCAN.

     6.1.3 Any inventions or work product arising from any development work made jointly by the parties hereunder shall be jointly owned by both parties, without any duty to account to each other and, unless agreed to otherwise by the parties in writing, each party shall be free to make use, sell, license or otherwise grant authorizations to this third parties concerning any such invention without the need to receive the prior approval or authorization of the other; the parties hereby definitively waive any right to request partition of such invention.

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     6.1.4  Each party reserves all rights in its Intellectual Property that it does not expressly grant to the other party in this Agreement.

     6.1.5 Subject to the provisions of Subsection 6.1.3 above, the parties will mutually agree on the protection and enforcement of their jointly owned Intellectual Property.

     6.1.6 DIOMED, AXCAN shall promptly notify each other of any suspected infringement of the other's Intellectual Property rights.

6.2  CONFIDENTIALITY

DIOMED and AXCAN agree that all information relating to the technology arising from the Development Program and the terms of this Agreement, disclosed by either party in accordance with this Agreement shall be maintained by the receiving party in secrecy, and each will use all reasonable diligence to prevent disclosure, except to necessary personnel. DIOMED's and AXCAN's obligations under this Article 6.2 shall be limited to a period of five years from the date of expiry or earlier termination of this Agreement. The parties shall not have any obligation of confidentiality with respect to any information that is:

     6.2.1 in the public domain, other than by a breach of this Agreement on the part of the receiving party;

     6.2.2 rightfully received from a third party without any obligation of confidentiality;

     6.2.3 rightfully known to the receiving party without any limitations on use or disclosure prior to its receipt from the disclosing party as documented in written records;

     6.2.4 generally made available to third parties by the disclosing party without restriction on disclosure; or

     6.2.5 independently developed by the receiving party as documented in written records.

Any and all information received by either party from the other, upon request shall be promptly returned, except that the receiving party may retain one copy of such information in its confidential files, solely for record purposes.

            ARTICLE 7 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

7.1  DIOMED'S REPRESENTATIONS AND WARRANTIES

DIOMED hereby represents and warrants to AXCAN as set out in Exhibit 7.1, DIOMED's current applicable published warranty.

7.2  NO OTHER WARRANTIES

EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES TO THE OTHER PARTY ANY WARRANTY OF ANY KIND EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT AND THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.3  NO CONSEQUENTIAL DAMAGES

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL IN ANY CIRCUMSTANCES BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE WHATSOEVER,

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INCLUDING, BUT NOT LIMITED TO, COMMERCIAL LOSS FROM ANY CAUSE, BUSINESS
INTERRUPTION OF ANY NATURE OR LOSS OF PROFITS, EVEN IF THE PARTY THAT WOULD OTHERWISE BE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.4  INDEMNIFICATION

DIOMED shall indemnify, defend and hold harmless AXCAN and its officers, directors, employees and agents (the "AXCAN Indemnified Parties") from and against any and all liabilities, damages, costs and expenses, including attorney's fees, which may be imposed upon, incurred by, or served against the AXCAN Indemnified Parties by any third party:

     7.4.1 for the infringement of or by any product supplied by DIOMED against the patent, trademark, trade name, copyright or other intellectual property rights of such third party;

     7.4.2  challenging any right of ownership; or

     7.4.3 for product liability claims arising from any of the Lasers (including, but not limited to, claims arising out of or related to defects in material, workmanship or design or breach of warranty).

AXCAN shall notify DIOMED in writing within a reasonable time after it becomes aware of any such allegation, claim, charge or legal proceeding and permit DIOMED to handle defense and settlement of any such allegation, claim, charge or legal proceeding.

7.5  INSURANCE

DIOMED shall maintain, at its own expense, adequate comprehensive general liability insurance and adequate product liability insurance coveting the manufacture, marketing, use and sale of the Lasers (excluding the manufacture, marketing, use and sale of Photofrin(R)), with waivers of subrogation, covering AXCAN, its employees and representatives and specifically naming AXCAN as co-insured. Upon request, DIOMED shall provide a certificate covering any such insurance to AXCAN.

AXCAN shall maintain, at its own expense, adequate comprehensive general liability insurance and adequate product liability insurance covering the manufacture, marketing, use and sale of Photofrin(R) (excluding the manufacture, marketing, use and sale of the Lasers), with waivers of subrogation, covering DIOMED, its employees and representatives and specifically naming DIOMED as co-insured. Upon request, AXCAN shall provide a certificate covering any such insurance to DIOMED.

                          ARTICLE 8 SECURITY OF SUPPLY

8.1  SECURITY OF SUPPLY

In the event that DIOMED:

     8.1.1 ceases or threatens to cease to do business or exploit the work product other than through termination under Article 9.2 or 10.1 (where the defaulting party is AXCAN), or goes bankrupt, on written notice to DIOMED, AXCAN shall have the non-exclusive rights set out in Articles 10.2 and 10.3.

8.2  ANNUAL FINANCIAL DUE DILIGENCE

DIOMED shall inform AXCAN of any known material change in the situation of DIOMED, HPD or EPI that might impact the security of supply of Lasers. On an annual basis, and at AXCAN's request, DIOMED shall provide standard financial information required to update AXCAN's financial due diligence records on DIOMED.

8.3  PLAN FOR RESUMPTION ON INTERRUPTION OF SUPPLY

If for any reason, DIOMED fails to deliver Lasers for more than 30 days after the delivery date for shipment, or if any event occurs which will interrupt the supply of Lasers under this Agreement where such interruption will continue for more than 30 days, DIOMED will provide a plan to AXCAN in which DIOMED details how DIOMED will correct the interruption of supply and provide the timelines required to achieve this. AXCAN may, at AXCAN's sole option, accept the plan, regardless of whether or not AXCAN has exercised any other rights under this Article or Article 10.

8.4  ESCROW OF IP

In furtherance of DIOMED's obligations under this Agreement, upon notice from AXCAN from time to time, DIOMED shall place a copy of all of DIOMED's current and future Intellectual Property necessary to exploit AXCAN's rights set out in
Article 10.3 in escrow. The escrow shall:

     8.4.1  be with an independent third party;

     8.4.2  be paid for by AXCAN;

     8.4.3 be terminable on expiry or other termination, provided that such termination did not give rise to the opportunity for AXCAN to exercise rights pursuant to the escrow contemplated hereby,

     8.4.4 provide for the release from escrow and delivery to AXCAN of such information upon the interruption of supply of Lasers as set out in Articles 8.1 and 10.1 of this Agreement on the terms set out herein; and

     8.4.5  be on commercially reasonable terms

If the parties cannot agree on the terms of the escrow, either party may submit the matter to arbitration

                                 ARTICLE 9 TERM

9.1  INITIAL TERM

This Agreement shall commence on the Effective Date and shall remain in full force and effect for a period of five years therefrom (the "Initial TERM"), unless extended in accordance with Article 9.2, or earlier terminated in accordance with the terms and conditions of this Agreement.

9.2  RENEWAL TERMS

This Agreement shall automatically renew for a period of two additional years (a "Renewal Term") commencing on the expiration of the Initial Term or the preceding Renewal Term, as the case may be, unless either party delivers written notice to terminate to the other party a least three months prior to the expiration of the initial Term or Renewal Term, as applicable. The parties may renegotiate pricing and any other material terms and conditions of this Agreement for any Renewal Term.

                             ARTICLE 10 TERMINATION

10.1 EVENTS OF TERMINATION

This Agreement may be terminated for cause including but not necessarily limited to the following circumstances:

     10.1.1 by notice given by the non-defaulting party for the following and the defaulting party not remedying such failure within thirty days after receipt of written notice of such default:

            (a) if a party fails to perform any material term or condition of this Agreement or any other associated agreement in writing between the parties;

            (b) if either party fails to materially perform against agreed-to Manufacturing schedules; or

     10.12 by notice of termination for the following reason given by the non-defaulting party, which notice will be effective upon receipt, upon the dissolution or insolvency of either party, or the appointment of a receiver or receiver-manager of any part of the property or business of either party, or the making of an assignment, proposal, or arrangement by either party for the benefit of creditors, or the filing of a petition in bankruptcy again to either party, or the commencement of any proceedings under any bankruptcy or insolvency laws in respect of either party, or if either party discontinues its business.

10.2 CONSEQUENCES OF TERMINATION OR EXPIRY IN ANY EVENT

Subject to Articles 10.3 and 10.4, on any expiration or earlier termination of this Agreement through any means and for any reason, each party shall:

     10.2.1 promptly cease all use of the Confidential Information of the other party and ensure that its employees cease all use thereof; and

     10.2.2 upon written request of the other party:

            (a) return to the other party all original copies of the Confidential Information of the other party in its control or possession, subject to the retention of one copy of materials as necessary for compliance with the requirements of Regulatory Authorities; and

            (b) destroy any and all copies or other reproductions or extracts of the Confidential Information of the other party and all other documents, computer files, memoranda, notes or other writings prepared based or such Confidential Information, except where required by law, regulation or court order to be maintained.

10.3 CONSEQUENCES OF TERMINATION FOR DIOMED'S DEFAULT

Solely in the event of termination due to the default of DIOMED or the occurrence of any of the events set out in Article 8.1:

     10.3.1 DIOMED shall ensure that all Confidential Information, technology, know-how, and supplier and subcontractor lists and agreements (including licenses such as the QLT Agreement), relating to the Manufacturing by DIOMED, HPD or EPI of Key Components or the Laser are provided to AXCAN or its designee, all in a form and with content reasonably satisfactory to AXCAN as required to enable AXCAN'S reasonably competent staff to transfer the process of Manufacturing of Lasers (to the extent such process exists at the time of termination) to AXCAN or a third party as soon as reasonably possible, and AXCAN shall be granted a non-exclusive, worldwide license with a right to grant sublicenses, at a royalty rate of ten percent of the Fully Burdened Manufacturing Cost, to use DIOMED's Intellectual Property solely for the purpose of Manufacturing and selling Lasers;

     10.3.2 at the option of AXCAN, exercisable by written notice delivered by AXCAN to DIOMED, DIOMED, shall, notwithstanding such termination, continue to Manufacture Lasers for AXCAN's needs for a period not exceeding 24 months until AXCAN has established a replacement contractor for the Manufacturing of Lasers and replacement Laser inventory is available and approved for use by the applicable Regulatory Authorities. During such transition period, AXCAN shall pay for the products and services of DIOMED at a commercially reasonable rate. If the parties cannot agree on the commercially reasonable rate, either party may submit the matter to arbitration. AXCAN shall use its best commercial efforts to secure a new contractor for the Manufacturing of Lasers within a reasonable time;

     10.3.3 each party will co-operate reasonably and in good faith with the other so that the transition of the services rendered by DIOMED under this Agreement shall be timely and efficient and implemented in a manner so as not to unduly interfere with the orderly conduct of AXCAN's business or to DIOMED's other operations;

     10.3.4 DIOMED shall participate in technical review meetings with AXCAN to address any issues raised by AXCAN regarding the documentation and materials transferred hereunder and the transfer of Manufacturing or any element thereof to a third party; and

     10.3.5 DIOMED shall co-operate with AXCAN by providing to AXCAN, within 60 days of the effective date of termination or the occurrence of any of the events set out in Article 8.1, at AXCAN's expense, copies or drafts, to the extent they exist, of:

            (a) DIOMED's documentation in support of AXCAN's filing of its marketing applications for the Lasers;

            (b) DIOMED's Device History Records for the Lasers produced by DIOMED under this Agreement;

            (c) pertinent test reports and manufacturing instructions relating to the Laser; and

            (d) all other records maintained by DIOMED relating to the Manufacturing of Laser under this Agreement.

10.4 SURVIVAL OF OBLIGATIONS

Notwithstanding expiration or earlier termination of this Agreement, the provisions of Article 5, Article 6, Article 7, Article 10, Article 11 shall survive the termination, expiration or cancellation of this Agreement and shall be without prejudice to the rights and remedies of either party with respect to the antecedent breach of any of the provisions of this Agreement.

                          ARTICLE 11 GENERAL PROVISIONS

11.1 AMENDMENT

Any modification or amendment to this Agreement shall be in writing, signed by both parties.

11.2 ARBITRATION

Except for applications for injunctions required to protect Proprietary Information, all disputes arising out of or in connection with this Agreement or in respect of any defined legal relationship associated therewith or derived therefrom shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association, and in connection therewith:

     11.2.1 the appointing authority shall be the American Arbitration Association;

     11.2.2 the arbitration shall be conducted by a single arbitrator unless the parties agree otherwise;

     11.2.3 the case shall be administered by the American Arbitration Association; and

     11.2.14 the place of arbitration shall be New York, New York.

11.3 ASSIGNMENT

Except as expressly provided in this Agreement, neither party may assign, transfer or sublicense in whole or in part any of its rights under this Agreement without the written consent of the other party, which consent may not be unreasonably withheld. Either party may assign, transfer or sublicense its rights under this Agreement in whole or in part to any affiliate of the assigning party without the consent of the other party. Either party may assign, transfer or sublicense its rights under this Agreement without the consent of the other party in whole or in part to any entity to whom the assigning party has assigned the whole or any part of the business of the assigning party related to this Agreement with the consent of the other party which shall not be unreasonably withheld, provided that such third party has agreed with the party not assigning to abide by and be bound by all the terms and conditions contained in this Agreement. In all cases where an assignment of this Agreement is made to a third party pursuant to the provisions of this paragraph, the assigning party shall guarantee the fulfillment and execution of all obligations of the assignee pursuant to this Agreement.

11.4 COUNTERPARTS; FACSIMILE

This Agreement may be executed in any number of counterparts with the same effect as if all parties had all signed the same document. All counterparts shall be construed together and shall constitute one and the same Agreement. This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement.

11.5 ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns.

11.6 FORCE MAJEURE

Notwithstanding any other provisions of this Agreement, neither of the parties hereto shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to acts of God, governmental restrictions, wars, or insurrections, strikes, floods, work stoppages; provided, however, that the party suffering such delay or default shall notify the other party in writing of the reasons for the delay or default. If such reasons for delay or default continuously exist for six months, this Agreement may be terminated upon notice by either party.

11.7 INDEPENDENT CONTRACTORS

Except as otherwise expressly provided in this Agreement, the parties are independent contractors, and neither party shall act as the legal agent of the other or otherwise cause the other to incur liability in any manner whatsoever.

11.8 MEDIA ANNOUNCEMENTS

No party shall issue any press release, publish any circular or issue or release any other public document or make any public statement, nor disclose to any person whatsoever (other than those employees and professional advisors with a need to know) any information, relating to or connected with or arising out of this Agreement or the matters contained in it, without obtaining the prior written approval of the other party to the contents and manner of the publication of same. Notwithstanding the foregoing, either party may make any release respecting this Agreement or the matters contemplated hereby when required to do so by law or regulation.

11.9 NOTICE

Any notice or other communication required or permitted to be given to either party hereto will be in writing and will be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by telex or facsimile or 2 business days after mailing by expedited delivery or 5 days after mailing by registered or certified mail, postage paid, to the other party at address on the first page of this Agreement. Either party may change its address or fax number for communications by a notice to the other party in accordance with this Article is 11.9.

11.10 SEVERABILITY

If any provision of this Agreement is unenforceable for any reason whatsoever, the unenforceability shall not affect the enforceability of the remaining provisions of this Agreement and the unenforceable or invalid provision shall be severable from the remainder of this Agreement.

11.11 WAIVER

A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date(s) shown below.

DIOMED INC.                                     YELLOWGATE LIMITED
by its authorized signatory:                    by its authorized signatory:

/s/ Peter Klein                                 /s/ L.F. Gosselin
----------------------                          -----------------------
Name: Peter Klein                               Name: L.F. Gosselin
Title: CEO                                      Title: CEO

Date: August 1st, 2000                          Date: August 2nd, 2000

 EXHIBIT 7.1:     DIOMED'S WARRANTY

                          DIOMED MEDICAL LASER PRODUCTS
             MANUFACTURER'S 12 MONTH GUARANTEE & EXTENDED GUARANTEE
                                   (WORLDWIDE)

 Keep this document in a safe place for future reference

 UK                                                    USA
 Diomed Limited                                        Diomed Inc
 Cambridge Research Park                               23 Main Street, Suite 240
 Ely Road                                              Andover, MA 01810
 Cambridge CB5 9TE                                     USA
 United Kingdom
 Tel: +44 1223 729300                                  Tel: 978-475-7771
 Fax: +44 1223 729329                                  Fax: 978-475-8489
 Email: service@diomed-lasers.com                      Email: diomedinc@aol.com
 http://www.diomed-lasers.com
                                                       January 2000
                                                       LBL/0020 -

 Issue 1

 DIOMED Distributor

 DEFINITION OF TERMS

 Diomed           Diomed Limited or Diomed, Inc. as appropriate

 Distributor      A company that has a contractual agreement with Diomed to
                  distribute DIOMED Products

 Product A new product manufactured by Diomed and sold by Diomed or its Distributor which is covered by this Guarantee (see paragraph headed Products covered).

 Registered User  An individual or organisation that intends to use a Product and that has completed and returned a Guarantee Registration form (supplied with every Product) to Diomed Limited, Cambridge, UK

 TERMS OF MANUFACTURER'S 12 MONTH GUARANTEE

 This Guarantee shall apply between Diomed and the Registered User concerning the sale and supply of the following Products:

 o Products covered

 The Products listed below are guaranteed by Diomed to be free defects of materials and workmanship for a period of twelve (12) months from the date of installation at the Registered User's premises.

 o DIOMED Surgical diode lasers
 o DIOMED Aesthetic diode lasers
 o DIOMED Aesthetic Laser Scanning Handpieces
 o DIOMED PDT (photodynamic therapy) diode lasers

 The following items are excluded from this Guarantee:

 o Safety Eyewear
 o All optical fibres, handpieces (except Scanning Handpieces) and accessories
 o Maintenance Instruments
 o Footswitch and Electric Cables
 o All other accessories supplied by Diomed

 A repair or replacement of a Product, or part of it, will not extend the Guarantee period for that Product.

 o Circumstances rendering Guarantee invalid

 This Guarantee will become invalid in respect of any Product if:
 i. The Product has been damaged in any way (other than by Diomed or its Distributor)
 ii. The Product has been installed, stored, maintained, used or adjusted otherwise than in accordance with instructions provided by Diomed in the Product Operator's Manual
 iii. The Product has been repaired, serviced, replaced, worked on or altered by any person not authorised by Diomed
 iv. The Product has been used for a purpose which is not intended for it

 o CONDITIONS OF GUARANTEE

 Diomed will repair or replace a Product or part which Diomed's examination shows to have been defective.
 Diomed's decision as to whether a defect is covered by this Guarantee is final. Diomed's obligations under this Guarantee are limited to repair or replacement of the Product or part found to be defective and shall under no circumstances exceed the cost of the Product or part for which the claim under this Guarantee is made.
 This Guarantee contains all the warranties which Diomed gives in respect of all Products and all other conditions and warranties whether they are implied by statute or otherwise are expressly excluded by Diomed including without limitation any implied warranties of merchantability or fitness for purpose.
 In no event shall Diomed be liable to a Registered User for consequential damages, loss of profits, loss of use, or any indirect damages of any kind but Diomed does not exclude its liability for death or personal injury caused by its negligence.
 This Guarantee shall be governed by the laws of England and Wales.

 o WHAT THE GUARANTEE COVERS IN THE EVENT OF A VALID CLAIM

 o All parts and labour needed to repair or replace the Product at the premises of Diomed Limited, Cambridge, UK

 o If the Product needs to be returned to Diomed, Cambridge for repair, the Registered User pays all shipping/transport & insurance costs relating to shipment of the Product from their premises to Diomed.

 o Diomed will pay for all shipping/transport & insurance costs relating to the return of the repaired Product to the Registered User's premises.

 NOTE: Any Product returned for repair must be packaged securely and adequately to withstand international air transport handling. Diomed will not be liable for any damage caused during transit to Diomed as a result of poor or inadequate packaging or otherwise.

 TO REGISTER THE GUARANTEE

 Both the Guarantee Certificate and Guarantee Registration Form located at the back of the Product Operator's Manual must be fully completed by the Registered User and be countersigned / stamped by the local DIOMED Distributor. The Registration Form should be sent by fax or mail to Diomed Limited, Cambridge, UK, within 28 days of the installation of the product for our reference in the event of a Guarantee claim.

 NB: The Certificate and Registration form must clearly state the date of installation of the relevant Product.

 THE REGISTERED USER SHOULD KEEP THE GUARANTEE CERTIFICATE FOR FUTURE REFERENCE.
 ------------------------------------------------------------------------------

 WHAT TO DO IN THE EVENT OF A GUARANTEE CLAIM

 If the Product breaks down or fails during use and it is believed that this forms the basis for a claim under this Guarantee the procedure is as follows:
 EUROPE/ROW:
 Registered Users should contact their local DIOMED Distributor in the first instance, who will liase with the Diomed service department.
 USA:
 Registered Users should contact Diomed, Inc, Boston, MA
 NO LOCAL DISTRIBUTOR:
 i. In the unlikely event that there is no local Distributor, the Registered User should contact the Diomed service department, Cambridge, UK by:
 Fax:     +44 1223 729329
 Email: service@diomed-lasers.com
 ii. Once the extent of the problem has been assessed, the Diomed service department will identify the action to be taken.
 NB: Prior to returning any Product to Diomed, the Registered user should obtain authorisation from the Diomed service department when a 'Return Authorisation Number' will be provided.
 Diomed will make every reasonable effort to return the Product in the shortest possible time.

 WHAT HAPPENS WHEN THIS GUARANTEE EXPIRES?

 Diomed operates an Extended Guarantee Plan (available for a maximum of 4 further years) that the Registered User can purchase either at the time of Product installation or alternatively before this Guarantee expires.
 The Extended Guarantee Plan can be purchased from the local DIOMED Distributor or directly from Diomed if there is no local Distributor. Diomed strongly recommends that Registered Users take out an Extended Guarantee to retain the same level of confidence, security and peace of mind as that offered by this Guarantee.
 Details about the Extended Guarantee Plan appear on the following pages.

 THE EXTENDED GUARANTEE PLAN

 The Extended Guarantee Plan covers the same Products as are covered by the initial Guarantee and can be purchased through local DIOMED Distributors, in the US through Diomed, Inc. or through Diomed Limited directly where there is no local Distributor.

 The Extended Guarantee will commence once the initial Guarantee of 12 months (see previous pages) has expired, and can be purchased for periods of:
 1 year
 2 years
 3 years
 4 years
 If the Extended Guarantee is taken out for a period of less than 4 years, it maybe renewed annually to a maximum of 4 years in total.
 A repair or replacement of a Product, or part, will not extend the Extended Guarantee period for that Product.

 TERMS OF THE EXTENDED GUARANTEE

 The Terms of the Extended Guarantee and the cover provided are identical to those of the initial Guarantee (see pages 3-4 of this document).

 HOW TO PURCHASE AN EXTENDED GUARANTEE?

 An Extended Guarantee may be purchased either:
 o  At the time of purchase/installation of a Product
 Diomed strongly recommends that a Registered User takes out an Extended Guarantee at the time of purchase of a Product. This will enable the Registered User to benefit from preferential pricing and to know that the Product will have the security of continuing Guarantee cover after the expiration of the initial Guarantee. To apply for an Extended Guarantee, simply complete the Extended Guarantee form at the back of this document and forward it with the relevant payment to the local DIOMED Distributor, Diomed, Inc., Boston MA or Diomed Limited, Cambridge as appropriate. An Extended Guarantee certificate will be issued by Diomed within 28 days of receipt of the form at Diomed's Cambridge premises.

 Or

 o When the initial Guarantee expires
 If the Registered User does not take out an Extended Guarantee when the Product is purchased, the local DIOMED Distributor or Diomed will contact the Registered User approximately 2 months before expiry of the initial Guarantee, to enquire whether the Registered User wishes to participate in the Extended Guarantee Plan.

 WHAT TO DO IN THE EVENT OF AN EXTENDED GUARANTEE CLAIM?

 The procedure is identical to that relating to the initial Guarantee as detailed on page 4 of this document.

 WHAT HAPPENS IF THE PRODUCT IS NOT REGISTERED IN THE EXTENDED GUARANTEE CLAIM?

 If the Product is not registered under the Extended Guarantee Plan, Diomed can still undertake repairs to the Product on the following terms:

 i. The Registered User will be liable for all charges incurred (ie. parts, labour, packing, shipping & insurance).
 ii. Diomed will provide an estimate for the cost of repair and will await written permission to proceed from the Registered User before commencing any repair work.

 EXTENDED GUARANTEE APPLICATION FORM

 Date of Application:
 Product Type:
 Product Serial Number:       Date Installed:
 Extended Guarantee Term required: (Tick as applicable)
 1 year  2 years  3 years 4 years
 Customer Name
 Institution:
 Address: Street:
 City: Zip/Post Code:
 Country
 Telephone:       Fax:
 Email:

 DIOMED Distributor Details:

 What happens now . . .

 o Return the completed form with the relevant payment by post or fax to your local DIOMED Distributor or Diomed, Inc.
 o The Distributor will forward this form to Diomed Limited, Cambridge.
 o You will be issued with an Extended Guarantee Certificate within 28 days of receipt of the form at Diomed premises.

 UK
 Diomed Limited, Cambridge Research Park, Ely Road, Cambridge, CB5 9TE,
 United Kingdom
 Tel: +44 1223 729300   Fax: +44 1223 729329    Email: service@diomed-lasers.com
 USA
 Diomed, Inc., 23 Main Street, Suite 240, Andover, MA 01810
 Tel: 978-475-7771    Fax: 978-475-8488       Email: diomedinc@diomed-lasers.com